Exhibit 99.1

Bryn Mawr Bank Corporation

FOR RELEASE: IMMEDIATELY	Ted Peters, Chairman
FOR MORE INFORMATION CONTACT:	610-581-4800
J. Duncan Smith, CFO
610-526-2466

Bryn Mawr Bank Corporation Reports Record Earnings for 2012, Boosts Wealth Assets by 38.4% to $6.7 Billion

BRYN MAWR, Pa., January 24, 2013 - Bryn Mawr Bank Corporation (NASDAQ: BMTC), (the “Corporation”), parent of The Bryn Mawr Trust Company (the “Bank”), today reported net income of $5.3 million and diluted earnings per share of $0.40 for the three months ended December 31, 2012, as compared to net income of $5.0 million and diluted earnings per share of $0.38 for the same period in 2011. Net income for the twelve months ended December 31, 2012 was $21.1 million, or $1.60 per diluted share, as compared to net income of $19.6 million, or $1.54 per diluted share for the same period in 2011.

Net income for the twelve months ended December 31, 2012 included pre-tax due diligence and merger-related expenses of $2.6 million as compared to pre-tax due diligence and merger-related expenses of $537 thousand for the same period in 2011. Significant factors contributing to the outstanding results for the twelve months ended December 31, 2012, as compared to 2011, included a 37.5% increase in wealth management revenues and a 167.6% increase in the net gain on sale of residential mortgage loans.

Ted Peters, Chairman and Chief Executive Officer, commented, “Our strategic transactions this year, which included the acquisition of the Davidson Trust Company and the acquisition of certain loans and deposits and a branch location from the First Bank of Delaware, have begun to produce the positive results we had anticipated. In addition, our mortgage banking division has continued to produce outstanding results driven by the ongoing low-interest-rate environment.”

On January 24, 2013, the Board of Directors of the Corporation declared a quarterly dividend of $0.17 per share, an increase of $0.01, or 6.3%, from the previous quarter’s dividend. The dividend is payable March 1, 2013 to shareholders of record as of February 5, 2013.

Mr. Peters continued, “I am confident in our business model and expect continued solid results in 2013, as we experience the full-year impact of our 2012 acquisitions.”

SIGNIFICANT ITEMS OF NOTE

•

Net income of $5.3 million for the three months ended December 31, 2012 increased $295 thousand, or 5.9%, from $5.0 million for the same period in 2011. The Corporation experienced significant increases in revenue for wealth management services and gain on sale of residential mortgage loans, as well as a substantial decrease in interest expense between the periods.

•

Total assets as of December 31, 2012 were $2.04 billion, as compared to $1.77 billion as of December 31, 2011. Total portfolio loans and leases of $1.40 billion, as of December 31, 2012, increased $103 million, or 8.0%, as compared to $1.30 billion as of December 31, 2011. A significant portion of the loan growth was related to the November 17, 2012 acquisition of loans from the First Bank of Delaware, which totaled $80.2 million as of December 31, 2012.

•

Revenue from the Wealth Management Division for the three months ended December 31, 2012 was $8.4 million, an increase of 32.7% from the $6.3 million generated in the same period in 2011. Wealth Management Division assets under management, administration, supervision and brokerage as of December 31, 2012 were $6.66 billion, an increase of $1.86 billion, or 38.4%, from December 31, 2011. The increase was partially due to the May 15, 2012 acquisition of the Davidson Trust Company, which initially added approximately $1.0 billion in assets under management, administration, supervision and brokerage. In addition, organic growth related to strategic initiatives within the division, along with market appreciation, contributed to the growth.

•

Net interest income for the three months ended December 31, 2012 was $16.9 million, an increase of $941 thousand, or 5.9%, from $16.0 million for the same period in 2011. The increase in net interest income between the periods was related to a 4.6% increase in average portfolio loans, largely related to the acquisition of the First Bank of Delaware loans. In addition, the Corporation’s strategic decision to prepay $22.5 million of subordinated debt during the third and fourth quarters of 2012 contributed significantly to the $986 thousand decrease in interest expense for the three months ended December 31, 2012, as compared to the same period in 2011.

•

Non-interest income for the three months ended December 31, 2012 was $13.2 million as compared to $9.5 million for the same period in 2011, an increase of $3.7 million or 39.1%. The increase in non-interest income was attributable to the $2.1 million increase in fees for wealth management services mentioned above and a $1.7 million increase on the net gain on sale of residential mortgage loans. The volume of residential mortgage loans sold, for the three months ended December 31, 2012, increased $49.6 million, or 224.7%, from the same period in 2011.

•

Non-interest expense for the three months ended December 31, 2012 increased $4.4 million, to $21.1 million, as compared to $16.7 million for the same period in 2011. Contributing to this increase were a $1.3 million increase in due diligence and merger-related expenses, a $602 thousand increase in other operating expenses and a $1.4 million increase in salaries and wages between the periods. Salaries and wages increased primarily due to the acquisition of the Davidson Trust Company in May 2012 and the addition of the branch and lending staff from the First Bank of Delaware in November 2012, coupled with the increase in incentive-based compensation related to residential mortgage loan sales. The increase in other operating expenses included $338 thousand in unamortized costs and prepayment penalties related to the early extinguishment of subordinated debt during the fourth quarter of 2012.

•	The tax-equivalent net interest margin of 3.86% for the three months ended December 31, 2012 was a 5 basis point decrease from the 3.91% tax-equivalent net interest margin for the same period in 2011. The 5 basis point decrease was the result of increases in the average balances of both interest-earning assets and interest-bearing liabilities which were offset by declines in tax-equivalent yield earned, and rate paid, respectively, between periods.

•

Deposits of $1.63 billion, as of December 31, 2012, increased $252.3 million from December 31, 2011. The 18.3% increase was the result of a $165.7 million increase in money market accounts and a $73.3 million increase in non-interest-bearing accounts, partially offset by decreases of $20.0 million in wholesale non-maturity deposits and $11.1 million in wholesale time deposits between the respective dates. The First Bank of Delaware transaction initially added $70.3 million of deposits, of which $43.3 million were time deposits.

•

Nonperforming loans and leases as of December 31, 2012 were 1.06% of total portfolio loans and leases, as compared to 1.11% as of December 31, 2011. For the three months ended December 31, 2012, the Corporation recorded net loan and lease charge-offs of $214 thousand, as compared to net loan and lease recoveries of $43 thousand for the same period in 2011. The provision for loan and lease losses for the three months ended December 31, 2012 was $1.0 million, as compared with $1.1 million for the same period in 2011.

•

The allowance for loan and lease losses (the “Allowance”), as of December 31, 2012, of $14.4 million, was 1.03% of portfolio loans and leases, as compared to $12.8 million or 0.98% of portfolio loans and leases as of December 31, 2011. The $1.7 million increase in the Allowance is primarily reflective of the growth of the Corporation’s loan portfolio and management’s analysis of qualitative factors affecting the loan portfolio.

•	The capital ratios for the Bank and the Corporation, as shown in the table at page 15 below, indicate levels well above the regulatory minimum to be considered “well capitalized.”

•

On December 21, 2012, the Corporation opened its newest branch in Bala Cynwyd, Pennsylvania, just outside Philadelphia. In addition, the Corporation continues to seek opportunities to expand in the state of Delaware in order to complement the recently opened branch location on Route 202 in Wilmington, which was acquired from the First Bank of Delaware, as well as our Lau Associates and Bryn Mawr Trust of Delaware offices located in Greenville, Delaware.

EARNINGS CONFERENCE CALL

The Corporation will hold an earnings conference call at 8:30 a.m. ET on Friday, January 25, 2013. Interested parties may participate by calling 1-888-317-6016, conference number 10022593. A taped replay of the conference call will be available one hour after the conclusion of the call and will remain available through February 11, 2013. The number to call for the taped replay is 1-877-344-7529 and the Replay Passcode is 10022593.

The conference call will be simultaneously broadcast live over the Internet through a webcast on the investor relations portion of the Bryn Mawr Bank Corporation’s website. To access the call, please visit the website at http://www.bmtc.com/investor_01.cfm. An online archive of the webcast will be available within one hour of the conclusion of the call. The Corporation has also recently expanded its Investor Relations website to include added resources and information for shareholders and interested investors. Interested parties are encouraged to utilize the expanded resources of the site for more information on Bryn Mawr Bank Corporation.

FORWARD LOOKING STATEMENTS AND SAFE HARBOR

This press release contains statements which, to the extent that they are not recitations of historical fact may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Such forward-looking statements may include financial and other projections as well as statements regarding the Corporation’s future plans, objectives, performance, revenues, growth, profits, operating expenses or the Corporation’s underlying assumptions. The words “may,” “would,” “should,” “could,” “will,” “likely,” “possibly,” “expect,” “anticipate,” “intend,” “estimate,” “target,” “potentially,” “probably,” “outlook,” “predict,” “contemplate,” “continue,” “plan,” “forecast,” “project,” “are optimistic,” “are looking,” “are looking forward” and “believe” or other similar words and phrases may identify forward-looking statements. Persons reading this press release are cautioned that such statements are only predictions, and that the Corporation’s actual future results or performance may be materially different.

Such forward-looking statements involve known and unknown risks and uncertainties. A number of factors, many of which are beyond the Corporation’s control, could cause our actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed, implied or anticipated by such forward-looking statements, and so our business and financial condition and results of operations could be materially and adversely affected. Such factors include, among others, our need for capital, our ability to control operating costs and expenses, and to manage loan and lease delinquency rates; the credit risks of lending activities and overall quality of the composition of our loan, lease and securities portfolio; the impact of economic conditions, consumer and business spending habits, and real estate market conditions on our business and in our market area; changes in the levels of general interest rates, deposit interest rates, or net interest margin and funding sources; changes in banking regulations and policies and the possibility that any banking agency approvals we might require for certain activities will not be obtained in a timely manner or at all or will be conditioned in a manner that would impair our ability to implement our business plans; changes in accounting policies and practices; the inability of key third-party providers to perform their obligations to us; our ability to attract and retain key personnel; competition in our marketplace; war or terrorist activities; material differences in the actual financial results, cost savings and revenue enhancements associated with our acquisitions; and other factors as described in our securities filings. All forward-looking statements and information set forth herein are based on Management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements.

For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K, as well as any changes in risk factors that we may identify in our quarterly or other reports filed with the SEC.

# # # #

Bryn Mawr Bank Corporation

Consolidated Statements of Income - (unaudited) **

(Dollars in thousands, except per share data)

	For The Three Months Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
	2012	2012	2012	2012	2011

Interest income	$18,682	$18,081	$18,188	$18,372	$18,727
Interest expense	1,786	2,130	2,285	2,387	2,772

Net interest income	16,896	15,951	15,903	15,985	15,955
Provision for loan and lease losses	1,000	1,000	1,003	1,000	1,056

Net interest income after provision for loan and lease losses	15,896	14,951	14,900	14,985	14,899

Fees for wealth management services	8,365	7,993	7,211	6,229	6,306
Loan servicing and other fees	473	432	436	435	454
Service charges on deposits	654	634	609	580	654
Net gain on sale of residential mortgage loans	2,424	1,837	1,304	1,170	699
Net gain on sale of available for sale investments	283	416	716	—	373
Net loss on sale of other real estate owned (“OREO”)	—	(45)	—	(41)	(38)
BOLI income	98	108	105	118	114
Other operating income	873	873	1,000	1,096	909

Non-interest income	13,170	12,248	11,381	9,587	9,471

Salaries and wages	8,848	8,703	8,075	7,505	7,404
Employee benefits	2,041	1,903	2,023	2,160	1,889
Occupancy and bank premises	1,616	1,488	1,395	1,375	1,424
Furniture fixtures and equipment	961	935	940	891	938
Advertising	363	267	359	320	257
Net impairment (recovery) of mortgage servicing rights	81	105	87	(110)	114
Amortization of mortgage servicing rights	248	243	256	219	225
Intangible asset amortization	673	669	560	509	522
FDIC insurance	255	262	234	219	218
Due diligence and merger-related expenses	1,190	316	914	209	(79)
Professional fees	1,031	609	571	657	647
Other operating expenses	3,782	3,389	2,714	2,841	3,180

Non-interest expense	21,089	18,889	18,128	16,795	16,739

Income before income taxes	7,977	8,310	8,153	7,777	7,631
Income tax expense	2,673	2,885	2,808	2,704	2,627

Net income	$5,304	$5,425	$5,345	$5,073	$5,004

Per share data:
Weighted average shares outstanding	13,157,295	13,149,050	13,072,963	12,979,746	12,901,266
Dilutive common shares	205,545	146,377	158,570	147,502	99,964

Adjusted weighted average dilutive shares	13,362,840	13,295,427	13,231,533	13,127,248	13,001,230

Basic earnings per common share	$0.40	$0.41	$0.41	$0.39	$0.39

Diluted earnings per common share	$0.40	$0.41	$0.40	$0.39	$0.38

Dividend declared per share	$0.16	$0.16	$0.16	$0.16	$0.15

Effective tax rate	33.5%	34.7%	34.4%	34.8%	34.4%

Bryn Mawr Bank Corporation

Consolidated Statements of Income - (unaudited) **

(Dollars in thousands, except per share data)

	For The Twelve Months Ended
	Dec 31,	Dec 31,
	2012	2011

Interest income	$73,323	$74,562
Interest expense	8,588	11,661

Net interest income	64,735	62,901
Provision for loan and lease losses	4,003	6,088

Net interest income after provision for loan and lease losses	60,732	56,813

Fees for wealth management services	29,798	21,669
Loan servicing and other fees	1,776	1,824
Service charges on deposits	2,477	2,495
Net gain on sale of residential mortgage loans	6,735	2,517
Net gain on sale of available for sale investments	1,415	1,783
BOLI income	428	462
Net loss on sale of other real estate owned (“OREO”)	(86)	(97)
Other operating income	3,843	3,406

Non-interest income	46,386	34,059

Salaries and wages	33,131	28,084
Employee benefits	8,127	6,889
Occupancy and bank premises	5,874	5,176
Furniture fixtures and equipment	3,727	3,509
Advertising	1,309	1,166
Net impairment of mortgage servicing rights	163	786
Amortization of mortgage servicing rights	966	749
Intangible asset amortization	2,411	1,490
FDIC insurance	970	1,186
Due diligence and merger-related expenses	2,629	537
Professional fees	2,868	2,311
Other operating expenses	12,726	9,846

Non-interest expense	74,901	61,729

Income before income taxes	32,217	29,143
Income tax expense	11,070	9,541

Net income	$21,147	$19,602

Per share data:
Weighted average shares outstanding	13,090,110	12,659,824
Dilutive common shares	151,736	82,313

Adjusted weighted average shares	13,241,846	12,742,137

Basic earnings per common share	$1.62	$1.55

Diluted earnings per common share	$1.60	$1.54

Dividend declared per share	$0.64	$0.60

Effective tax rate	34.4%	32.7%

Bryn Mawr Bank Corporation

Consolidated Balance Sheets - (unaudited) **

(Dollars in thousands)

	Dec 31,	Sep 30,	June 30,	Mar 31,	Dec 31,
	2012	2012	2012	2012	2011
Assets

Interest bearing deposits with banks	$159,483	$23,559	$68,324	$55,759	$57,369
Investment securities - available for sale	316,614	316,644	331,407	328,215	273,822
Investment securities - trading	1,447	1,399	1,342	1,556	1,436

Loans held for sale	3,412	3,420	1,668	5,784	1,588

Portfolio loans:
Consumer	17,666	17,342	15,920	13,644	11,429
Commercial & industrial	291,620	274,351	264,116	270,766	267,204
Commercial mortgages	546,358	472,354	445,254	430,896	419,130
Construction	26,908	22,161	33,815	51,274	52,844
Residential mortgages	288,212	301,054	304,249	306,911	306,478
Home equity lines & loans	194,861	195,315	202,676	202,015	207,917
Leases	32,831	31,136	30,549	28,974	30,390

Total portfolio loans and leases	1,398,456	1,313,713	1,296,579	1,304,480	1,295,392

Earning assets	1,879,412	1,658,735	1,699,320	1,695,794	1,629,607

Cash and due from banks	16,203	13,526	13,147	11,939	11,771
Allowance for loan and lease losses	(14,424)	(13,638)	(13,140)	(13,040)	(12,753)
Premises and equipment	31,170	29,238	28,911	28,680	29,328
Accrued interest receivable	5,955	5,963	6,009	6,037	6,061
Mortgage servicing rights	4,491	4,257	4,220	4,217	4,041
Goodwill	32,897	29,588	29,752	24,689	24,689
Other intangible assets	21,998	22,351	22,855	17,504	18,014
Bank owned life insurance (“BOLI”)	19,862	19,765	19,658	19,552	19,434
FHLB stock	10,761	10,717	10,746	11,009	11,588
Deferred income taxes	12,303	11,478	11,432	12,991	13,845
Other investments	4,346	4,438	4,424	4,095	4,107
Other assets	10,911	18,111	16,021	12,944	13,641

Total assets	$2,035,885	$1,814,529	$1,853,355	$1,836,411	$1,773,373

Liabilities and shareholders’ equity

Interest-bearing checking	$270,279	$226,206	$237,126	$235,841	$233,562
Money market	559,470	493,829	468,314	418,503	393,729
Savings	129,091	132,402	133,204	135,912	130,613
Wholesale non-maturity deposits	45,162	37,458	35,365	66,518	65,173
Wholesale time deposits	12,421	9,942	22,505	22,062	23,550
Time deposits	218,586	171,498	193,081	212,003	209,333

Interest-bearing deposits	1,235,009	1,071,335	1,089,595	1,090,839	1,055,960

Non-interest bearing deposits	399,673	327,214	336,972	334,918	326,409

Total deposits	1,634,682	1,398,549	1,426,567	1,425,757	1,382,369

FHLB advances and other borrowings	161,315	155,416	169,589	164,697	147,795
Short-term borrowings	9,402	19,029	14,675	13,254	12,863
Subordinated debentures	—	15,000	22,500	22,500	22,500
Other liabilities	26,921	25,280	23,956	20,538	23,466
Shareholders’ equity	203,565	201,255	196,068	189,665	184,380

Total liabilities and shareholders’ equity	$2,035,885	$1,814,529	$1,853,355	$1,836,411	$1,773,373

Bryn Mawr Bank Corporation

Consolidated Quarterly Average Balance Sheets - (unaudited)

(Dollars in thousands)

	2012	2012	2012	2012	2011
	4Q	3Q	2Q	1Q	4Q
Assets

Interest bearing deposits with banks	$91,234	$53,767	$57,734	$38,556	$56,679
Investment securities - available for sale	311,372	328,051	321,420	304,215	279,405
Investment securities - trading	1,400	1,343	1,546	1,437	1,319
Loans held for sale	4,047	2,972	3,810	3,935	3,888
Portfolio loans and leases	1,341,826	1,300,811	1,290,209	1,295,617	1,282,916

Earning assets	1,749,879	1,686,944	1,674,719	1,643,760	1,624,207

Cash and due from banks	14,817	12,922	12,259	11,539	11,516
Allowance for loan and lease losses	(14,063)	(13,337)	(13,383)	(13,089)	(12,110)
Premises and equipment	30,189	29,077	28,866	29,095	29,586
Goodwill	29,642	29,751	26,201	24,688	23,186
Other intangible assets	22,084	22,580	21,427	17,804	18,319
Bank owned life insurance	19,800	19,695	19,589	19,480	19,359
FHLB stock	10,572	10,717	10,553	11,223	11,588
Deferred income taxes	11,577	13,225	13,659	13,637	13,972
Other assets	23,800	21,229	22,651	25,512	24,077

Total assets	$1,898,297	$1,832,803	$1,816,541	$1,783,649	$1,763,700

Liabilities and shareholders’ equity

Interest-bearing checking	$241,730	$229,853	$236,131	$227,817	$224,648
Money market	516,174	486,798	436,717	406,972	394,150
Savings	132,725	133,315	133,105	132,451	132,617
Wholesale non-maturity deposits	38,932	35,956	47,463	65,117	65,127
Wholesale time deposits	10,689	13,809	22,280	22,354	27,749
Time deposits	190,332	178,711	203,344	210,973	214,684

Interest-bearing deposits	1,130,582	1,078,442	1,079,040	1,065,684	1,058,975

Non-interest bearing deposits	359,008	330,179	323,539	305,468	304,883

Total deposits	1,489,590	1,408,621	1,402,579	1,371,152	1,363,858

FHLB advances and other borrowings	159,559	167,251	163,908	165,402	140,177
Short-term borrowings	13,243	13,273	13,149	13,885	15,147
Subordinated debentures	7,283	21,114	22,500	22,500	22,500
Junior subordinated debentures	—	—	—	—	10,294
Other liabilities	27,175	25,354	23,158	25,259	24,991
Shareholders’ equity	201,447	197,190	191,247	185,451	186,733

Total liabilities and shareholders’ equity	$1,898,297	$1,832,803	$1,816,541	$1,783,649	$1,763,700

Bryn Mawr Bank Corporation

Consolidated Average Balance Sheets - (unaudited)

(Dollars in thousands)

	For the Twelve Months Ended December 31,
	2012	2011
Assets

Interest bearing deposits with banks	$60,389	$52,390
Investment securities - available for sale	316,283	292,209
Investment securities - trading	1,431	1,339
Loans held for sale	3,743	4,196
Portfolio loans and leases	1,307,140	1,245,875

Earning assets	1,688,986	1,596,009

Cash and due from banks	12,890	12,078
Allowance for loan and lease losses	(13,469)	(11,397)
Premises and equipment	29,309	29,439
Goodwill	27,582	20,961
Intangible assets	20,981	14,007
Bank owned life insurance	19,642	19,187
FHLB stock	10,766	12,595
Deferred income taxes	12,147	14,093
Other assets	24,167	24,714

Total assets	$1,833,001	$1,731,686

Liabilities and shareholders’ equity

Interest-bearing checking	$233,893	$226,831
Money market	461,883	364,094
Savings	132,899	131,925
Wholesale non-maturity deposits	46,815	67,793
Wholesale time deposits	17,256	30,429
Time deposits	195,778	232,084

Interest-bearing deposits	1,088,524	1,053,156

Non-interest bearing deposits	329,631	287,553

Total deposits	1,418,155	1,340,709

FHLB advances and other borrowings	163,888	145,421
Short-term borrowings	13,525	11,380
Subordinated debentures	18,327	22,500
Junior subordinated debentures	—	11,580
Other liabilities	25,242	23,573
Shareholders’ equity	193,864	176,523

Total liabilities and shareholders’ equity	$1,833,001	$1,731,686

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data - (unaudited)

(Dollars in thousands, except per share data)

December 31, 2012

For the period end:	2012	2012	2012	2012	2011
	4Q	3Q	2Q	1Q	4Q
Asset Quality Data

Nonaccrual loans and leases	$14,040	$13,816	$14,929	$22,570	$14,315
90 days or more past due loans, still accruing	728	—	3,376	—	—

Nonperforming loans and leases	14,768	13,816	18,305	22,570	14,315
Other real estate owned	906	412	865	404	549

Total nonperforming assets	$15,674	$14,228	$19,170	$22,974	$14,864

Troubled debt restructurings included in nonperforming	$3,106	$3,740	$4,005	$4,223	$4,300
Troubled debt restructurings in compliance with modified terms	8,008	8,379	8,302	7,970	7,166

Total troubled debt restructurings	$11,114	$12,119	$12,307	$12,193	$11,466

Nonperforming loans and leases / portfolio loans	1.06%	1.05%	1.41%	1.73%	1.11%
Nonperforming assets / assets	0.77%	0.78%	1.03%	1.25%	0.84%

Net loan charge-offs (recoveries) / average loans (annualized)	0.08%	0.16%	0.26%	0.21%	–0.02%
Net lease (recoveries) charge-offs / average leases (annualized)	–0.38%	–0.23%	0.94%	0.67%	0.22%
Net loan and lease charge-offs (recoveries) / average loans and leases (annualized)	0.07%	0.16%	0.28%	0.23%	–0.01%

Delinquency rate - loans and leases 30 days or more past due	1.02%	1.01%	1.36%	1.52%	1.37%

Delinquent loans and leases - 30-89 days past due	$2,053	$1,954	$2,722	$5,468	$5,311

Delinquency rate - loans and leases 30-89 days past due	0.15%	0.15%	0.21%	0.28%	0.29%

Changes in the allowance for loan and lease losses:

Balance, beginning of period	$13,638	$13,140	$13,040	$12,753	$11,654

Charge-offs	(451)	(618)	(960)	(839)	(466)

Recoveries	237	116	57	126	509

Net (charge-offs) / recoveries	(214)	(502)	(903)	(713)	43

Provision for loan and lease losses	1,000	1,000	1,003	1,000	1,056

Balance, end of period	$14,424	$13,638	$13,140	$13,040	$12,753

Allowance for loan and lease losses / loans and leases	1.03%	1.04%	1.01%	1.00%	0.98%
Allowance for loan and lease losses / nonperforming loans and leases	97.7%	98.7%	71.8%	57.8%	89.1%

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data - (unaudited)

(Dollars in thousands, except per share data)

December 31, 2012

For the period and period end:	2012	2012	2012	2012	2011
	4Q	3Q	2Q	1Q	4Q
Selected ratios (annualized):

Return on average assets	1.11%	1.18%	1.18%	1.14%	1.13%
Return on average shareholders’ equity	10.47%	10.93%	11.24%	11.00%	10.63%
Return on average tangible equity (2)	14.09%	14.89%	14.97%	14.27%	13.67%
Yield on loans and leases*	5.24%	5.21%	5.31%	5.33%	5.45%
Yield on interest earning assets*	4.27%	4.28%	4.39%	4.51%	4.59%
Cost of interest bearing funds	0.54%	0.66%	0.72%	0.76%	0.88%
Net interest margin*	3.86%	3.78%	3.84%	3.93%	3.91%
Book value per share	$15.17	$15.02	$14.73	$14.40	$14.07
Tangible book value per share	$11.08	$11.14	$10.77	$11.20	$10.78
Period end shares outstanding	13,414,552	13,399,635	13,316,469	13,168,555	13,106,353

Selected data:

Mortgage loans originated	$82,458	$64,455	$51,427	$55,385	$60,467

Mortgage loans sold - servicing retained	$71,596	$54,992	$41,986	$32,778	$20,883
Mortgage loans sold - servicing released	—	—	2,238	1,223	1,164

Total mortgage loans sold	$71,596	$54,992	$44,224	$34,001	$22,047

Yield on loans sold	3.39%	3.34%	2.95%	3.44%	3.17%

Mortgage loans serviced for others	$595,317	$583,859	$575,533	$571,440	$574,422

Total wealth assets under management / administration / supervision / brokerage (1)	$6,663,212	$6,482,835	$6,275,940	$5,152,965	$4,831,631

*	Yield on loans and leases, interest earning assets and net interest margin are calculated on a tax-equivalent basis.
(1)	Brokerage Assets represent assets held at a registered broker dealer under a networking agreement.
(2)	Average tangible equity equals average shareholders’ equity minus average goodwill and average other intangible assets.

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data - (unaudited)

(Dollars in thousands, except per share data)

December 31, 2012

	2012	2011
	Year-to-date	Year-to-date
Selected ratios (annualized):

Return on average assets	1.15%	1.14%
Return on average shareholders’ equity	10.91%	11.08%
Return on average tangible equity (2)	14.55%	13.85%
Yield on loans and leases*	5.27%	5.56%
Yield on interest-earning assets*	4.36%	4.69%
Cost of interest-bearing funds	0.67%	0.94%
Net interest margin*	3.85%	3.97%

Selected data:

Mortgage loans originated	$253,725	$168,681

Mortgage loans sold - servicing retained	$201,352	$75,232
Mortgage loans sold - servicing released	3,461	6,230

Total mortgage loans sold	$204,813	$81,462

*	Yield on loans and leases, interest earning assets and net interest margin are calculated on a tax-equivalent basis.
(2)	Average tangible equity equals average shareholders’ equity minus average goodwill and average other intangible assets.

Investment Portfolio - AFS	As of December 31, 2012			As of December 31, 2011
($‘s in thousands)
SECURITY DESCRIPTION	Amortized Cost	Fair Value	Net Unrealized Gain / (Loss)	Amortized Cost	Fair Value	Net Unrealized Gain / (Loss)

Obligations of U. S. government and agencies	$73,183	$73,872	$689	$104,252	$104,570	$318

State & political subdivisions	30,243	30,384	141	8,210	8,366	156

Mortgage backed securities	128,537	131,826	3,289	95,713	97,834	2,121

Collateralized mortgage obligations	62,116	62,703	587	32,418	32,623	205

Other debt securities	1,900	1,900	—	1,900	1,882	(18)

Bond - mutual funds	11,456	11,527	71	12,091	11,904	(187)

Investment CDs	2,350	2,364	14	2,411	2,420	9

Other investments	1,962	2,038	76	1,454	1,505	51

Corporate bonds	—	—	—	12,616	12,718	102

Total Investment Portfolio	$311,747	$316,614	$4,867	$271,065	$273,822	$2,757

Capital Ratios
	Regulatory Minimum To Be Well Capitalized	12/31/2012	9/30/2012	6/30/2012	3/31/2012	12/31/2011

Bryn Mawr Trust Company Consolidated

Tier I Capital to Risk Weighted Assets (RWA)	6.00%	11.20%	11.99%	11.75%	12.17%	11.76%
Total (Tier II) Capital to RWA	10.00%	12.20%	14.09%	14.36%	14.78%	14.35%
Tier I Leverage Ratio	5.00%	8.84%	9.23%	9.14%	9.56%	9.35%
Tangible Equity Ratio		7.72%	8.85%	8.41%	8.70%	8.66%

Bryn Mawr Bank Corporation

Tier I Capital to Risk Weighted Assets (RWA)	6.00%	11.03%	11.64%	11.30%	11.52%	11.16%
Total (Tier II) Capital to RWA	10.00%	12.02%	13.74%	13.90%	14.23%	13.74%
Tier I Leverage Ratio	5.00%	8.72%	8.98%	8.80%	9.07%	8.89%
Tangible Equity Ratio		7.60%	8.58%	8.07%	8.22%	8.19%

Bryn Mawr Bank Corporation

Quarterly Average Balances and Tax-Equivalent Income and Expense and Tax Equivalent Yields - (unaudited)

	4th Quarter 2012			3rd Quarter 2012			2nd Quarter 2012			1st Quarter 2012			4th Quarter 2011
(dollars in thousands)	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid

Assets:
Interest-bearing deposits with other banks	$91,234	$41	0.18%	$53,767	$34	0.25%	$57,734	$30	0.21%	$38,556	$23	0.24%	$56,679	$27	0.19%
Investment securities available for sale:
Taxable	286,889	897	1.24%	309,570	960	1.23%	307,371	1,067	1.40%	294,593	1,136	1.55%	272,869	1,055	1.53%
Tax-exempt	24,483	102	1.66%	18,481	82	1.77%	14,049	66	1.89%	9,622	53	2.22%	6,536	31	1.88%

Investment securities available for sale	311,372	999	1.28%	328,051	1,042	1.26%	321,420	1,133	1.42%	304,215	1,189	1.57%	279,405	1,086	1.54%

Investment securities - trading	1,400	16	4.55%	1,343	5	1.48%	1,546	12	3.12%	1,437	4	1.12%	1,319	8	2.41%

Loans and leases *	1,345,873	17,721	5.24%	1,303,783	17,089	5.21%	1,294,019	17,094	5.31%	1,299,552	17,234	5.33%	1,286,804	17,672	5.45%

Total interest earning assets	1,749,879	18,777	4.27%	1,686,944	18,170	4.28%	1,674,719	18,269	4.39%	1,643,760	18,450	4.51%	1,624,207	18,793	4.59%

Cash and due from banks	14,817			12,922			12,259			11,539			11,516
Less allowance for loan and lease losses	(14,063)			(13,337)			(13,383)			(13,089)			(12,110)
Other assets	147,664			146,274			142,946			141,439			140,087

Total assets	$1,898,297			$1,832,803			$1,816,541			$1,783,649			$1,763,700

Liabilities:

Savings, NOW and market rate deposits	$890,629	$557	0.25%	$849,966	$567	0.27%	$805,953	$586	0.29%	$767,240	$559	0.29%	$751,415	$711	0.38%
Other wholesale deposits	38,932	38	0.39%	35,956	34	0.38%	47,463	43	0.36%	65,117	53	0.33%	65,127	50	0.30%
Wholesale deposits	10,689	20	0.74%	13,809	21	0.60%	22,280	24	0.43%	22,354	24	0.43%	27,749	73	1.04%
Time deposits	190,332	290	0.61%	178,711	316	0.70%	203,344	412	0.81%	210,973	490	0.93%	214,684	520	0.96%

Total interest-bearing deposits	1,130,582	905	0.32%	1,078,442	938	0.35%	1,079,040	1,065	0.40%	1,065,684	1,126	0.42%	1,058,975	1,354	0.51%

Subordinated debentures	7,283	79	4.32%	21,114	271	5.11%	22,500	291	5.20%	22,500	291	5.20%	22,500	287	5.06%
Junior subordinated debentures	—	—	—%	—	—	—%	—	—	—%	—	—	—%	10,294	236	9.10%
Short-term borrowings	13,243	3	0.09%	13,273	4	0.12%	13,149	5	0.15%	13,885	6	0.17%	15,147	6	0.16%
FHLB advances and other borrowings	159,559	798	1.99%	167,251	918	2.18%	163,908	924	2.27%	165,402	964	2.34%	140,177	889	2.52%

Total Borrowings	180,085	880	1.94%	201,638	1,193	2.35%	199,557	1,220	2.46%	201,787	1,261	2.51%	188,118	1,418	2.99%

Total interest-bearing liabilities	1,310,667	1,785	0.54%	1,280,080	2,131	0.66%	1,278,597	2,285	0.72%	1,267,471	2,387	0.76%	1,247,093	2,772	0.88%

Noninterest-bearing deposits	359,008			330,179			323,539			305,468			304,883
Other liabilities	27,175			25,100			23,158			25,259			24,991

Total noninterest-bearing liabilities	386,183			355,279			346,697			330,727			329,874

Total liabilities	1,696,850			1,635,359			1,625,294			1,598,198			1,576,967

Shareholders’ equity	201,447			197,444			191,247			185,451			186,733

Total liabilities and shareholders’ equity	$1,898,297			$1,832,803			$1,816,541			$1,783,649			$1,763,700

Interest income to earning assets			4.27%			4.28%			4.39%			4.51%			4.59%

Net interest spread			3.73%			3.62%			3.67%			3.75%			3.71%
Effect of noninterest-bearing sources			0.13%			0.16%			0.17%			0.18%			0.20%

Tax-equivalent net interest income/ margin on earning assets		$16,992	3.86%		$16,039	3.78%		$15,984	3.84%		$16,063	3.93%		$16,021	3.91%

Tax-equivalent adjustment		$96	0.02%		$88	0.02%		$81	0.02%		$78	0.02%		$66	0.02%

*	Average loans and leases include portfolio loans and leases, and loans held for sale. Non-accrual loans are also included in the average loan and leases balances.

Bryn Mawr Bank Corporation

Average Balances and Tax-Equivalent Income and Expense and Tax-Equivalent Yields

For the Twelve Months ended December 31,

	2012			2011
(dollars in thousands)	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid

Assets:
Interest-bearing deposits with other banks	$60,389	126	0.21%	$52,390	$115	0.22%
Investment securities available for sale:
Taxable	299,598	4,064	1.36%	281,970	4,879	1.73%
Tax-exempt	16,685	298	1.79%	10,239	318	3.11%

Investment securities - available for sale	316,283	4,362	1.38%	292,209	5,197	1.78%

Investment securities - trading	1,431	37	2.59%	1,339	32	2.39%

Loans and leases *	1,310,883	69,141	5.27%	1,250,071	69,554	5.56%

Total interest earning assets	1,688,986	73,666	4.36%	1,596,009	74,898	4.69%

Cash and due from banks	12,890			12,078
Less allowance for loan and lease losses	(13,469)			(11,397)
Other assets	144,594			134,996

Total assets	$1,833,001			$1,731,686

Liabilities:

Savings, NOW and market rate deposits	$828,675	$2,269	0.27%	$722,850	$2,958	0.41%
Other wholesale deposits	46,815	169	0.36%	67,793	224	0.33%
Wholesale deposits	17,256	88	0.51%	30,429	321	1.05%
Time deposits	195,778	1,507	0.77%	232,084	2,285	0.98%

Total interest-bearing deposits	1,088,524	4,033	0.37%	1,053,156	5,788	0.55%

FHLB advances and other borrowings	163,888	3,603	2.20%	145,421	3,677	2.53%
Short-term borrowings	13,525	21	0.16%	11,380	24	0.21%
Subordinated debt	18,327	931	5.08%	22,500	1,123	4.99%
Junior subordinated debentures	—	—	—	11,580	1,049	9.06%

Total Borrowings	195,740	4,555	2.33%	190,881	5,873	3.08%

Total interest-bearing liabilities	1,284,264	8,588	0.67%	1,244,037	11,661	0.94%

Noninterest-bearing deposits	329,631			287,553
Other liabilities	25,242			23,573

Total noninterest-bearing liabilities	354,873			311,126

Total liabilities	1,639,137			1,555,163

Shareholders’ equity	193,864			176,523

Total liabilities and shareholders’ equity	$1,833,001			$1,731,686

Interest income to earning assets			4.36%			4.70%

Net interest spread			3.69%			3.76%
Effect of noninterest-bearing sources			0.16%			0.21%

Tax-equivalent net interest income/ margin on earning assets		$65,078	3.85%		$63,237	3.97%

Tax-equivalent adjustment		$343	0.02%		$336	0.02%

*	Average loans and leases include portfolio loans and leases, and loans held for sale. Non-accrual loans are also included in the average loan and leases balances.

** Effect of Correction of an Immaterial Accounting Error

In September 2012, the Corporation identified and corrected an immaterial accounting error related to two of its deferred compensation plans, as disclosed in the Corporation’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 9, 2012. All periods presented in the tables accompanying this earnings release have been revised to reflect this correction. The following tables detail the corrections:

Income Statement Effect

(dollars in thousands except share data)

	For The Three Months Ended June 30, 2012			For The Three Months Ended March 31, 2012			For The Three Months Ended December 31, 2011
	Originally Reported	Corrected	Difference	Originally Reported	Corrected	Difference	Originally Reported	Corrected	Difference

Net Income	$5,261	$5,345	$84	$5,235	$5,074	$(161)	$5,170	$5,004	$(166)

Basic earnings per common share	$0.40	$0.41	$0.01	$0.40	$0.39	$(0.01)	$0.40	$0.39	$(0.01)

Diluted earnings per common share	$0.40	$0.40	$—	$0.40	$0.39	$(0.01)	$0.39	$0.39	$—

	For The Twelve Months Ended December 31, 2011
	Originally Reported	Corrected	Difference

Net Income	$19,713	$19,602	$(111)

Basic earnings per common share	$1.55	$1.55	$—

Diluted earnings per common share	$1.54	$1.54	$—

Balance Sheet Effect

(dollars in thousands except share data)

	As of June 30, 2012			As of March 31, 2012			As of December 31, 2011
	Originally Reported	Corrected	Difference	Originally Reported	Corrected	Difference	Originally Reported	Corrected	Difference

Total assets	$1,854,885	$1,853,355	$(1,530)	$1,838,075	$1,836,411	$(1,664)	$1,774,907	$1,773,373	$(1,534)

Retained earnings	$132,837	$132,420	$(417)	$129,702	$129,201	$(501)	$126,582	$126,242	$(340)

Cost of treasury stock	$29,789	$30,901	$1,112	$29,833	$30,995	$1,162	$29,833	$31,027	$1,194

Shares of treasury stock	2,905,293	2,988,561	83,268	2,909,542	2,995,681	86,139	2,909,542	2,997,628	88,086